SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 11, 2003
                                                         ---------------



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




   Maryland                        0-11083                           13-3147497
-------------------------------------------------------------------------------
 (State or other            (Commission file No.)                (IRS Employer
  jurisdiction of                                                    I.D. No.)
   incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
          -------------------------------------------------------------
          (Address of principal executive offices)           (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------








Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on August 11, 2003. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the three and six months ended June 30, 2003 and its financial condition at June 30, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                          ONE LIBERTY PROPERTIES, INC.



Date:     August 12, 2003                 By:  /s/ Simeon Brinberg
                                          -----------------------------
                                          Simeon Brinberg
                                          Senior Vice President

                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com


                        ONE LIBERTY PROPERTIES ANNOUNCES
                      INCREASES IN REVENUES, NET INCOME AND
                              NET INCOME PER SHARE
               FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2003

Great Neck, New York - August 11, 2003 - One Liberty Properties, Inc. (ASE: OLP; OLP Pr) today announced that for the three months ended June 30, 2003 it had revenues of $4,583,000, net income of $2,008,000 and net income applicable to common stockholders of $1,749,000, or $.31 per common share on a diluted basis. Net income and net income applicable to common stockholders give effect to the Company's equity in earnings of unconsolidated joint ventures of $588,000. For the three months ended June 30, 2002 One Liberty reported revenues of $3,814,000, net income of $1,327,000 and net income applicable to common stockholders of $1,068,000, or $.26 per share on a diluted basis. Net income and net income applicable to common stockholders for the 2002 period include the Company's equity in earnings of unconsolidated joint ventures of $275,000. Revenues and net income increased by 20.2% and 51.3% respectively, quarter versus quarter. The weighted average number of common shares outstanding on a diluted basis was 5,715,000 and 4,168,000 for the three months ended June 30, 2003 and 2002, respectively.

For the six months ended June 30, 2003 One Liberty announced revenues of $9,226,000, net income of $4,207,000 and net income applicable to common stockholders of $3,689,000, or $.65 per common share on a diluted basis. Net income and net income applicable to common stockholders for the six months ended June 30, 2003 give effect to Company's equity in earnings of unconsolidated joint ventures of $1,243,000. This compares with revenues of $7,484,000, net income of $2,524,000 and net income applicable to common stockholders of $2,006,000, or $.55 per common share on a diluted basis, for the six months ended June 30, 2002. Net income and net income applicable to common stockholders for the six months ended June 30, 2002 give effect to equity in earnings of unconsolidated joint ventures of $473,000. Revenues and net income increased by 23.3% and 66.7%, respectively, six months versus six months. The weighted average number of common shares outstanding on a diluted basis was 5,691,000 and 3,637,000 for the six months ended June 30, 2003 and 2002, respectively.

One Liberty also reported that funds from operations applicable to common stockholders for the three months ended June 30, 2003 increased by 54.5% to $2,708,000, or $.47 per common share on a diluted basis, as compared to $1,753,000, or $.42 per common share on a diluted basis for the three months ended June 30, 2002. Funds from operations applicable to common stockholders for the six months ended June 30, 2003 increased by 66.3% to $5,599,000, or $.98 per common share on a diluted basis from $3,366,000, or $.93 per common share on a diluted basis, for the six months ended June 30, 2002. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, amortization of capitalized leasing expenses and One Liberty's share of depreciation in unconsolidated joint ventures and deducts gains on sale of real estate and cash distributions to preferred stockholders. Funds from operations represents a non GAAP (generally accepted accounting principles) financial measure. The table attached to this release reconciles funds from operations to GAAP net income.


Commenting on the results of operations, Jeffrey Fishman, President and Chief Executive Officer of One Liberty noted that revenues increased primarily because of a 24.3% increase in rental income quarter versus quarter and a 23.4% increase in rental income six months versus six months resulting primarily from the acquisition of five properties between September 2002 and June 2003. Commenting further, Mr. Fishman noted that interest and other income contributed approximately 1.5% and 4.8%, to revenues in the three months ended June 30, 2003 and 2002, respectively, and 2.6% and 2.7% in the six months ended June 30, 2003 and 2002, respectively. Interest and other income decreased three months versus three months due in part to non-recurring type income items realized in the 2002 three month period, including net acquisition fees earned from the Company's movie theater partners and interest earned from the proceeds of a public offering completed in May 2002, pending use of such proceeds. Interest and other income increased modestly six months versus six months primarily because of interest income earned in the 2003 six month period from mortgages receivable that were repaid in May 2003, offset by the acquisition fee income earned by the Company in the 2002 six month period.


Referring to the Company's joint venture activities, Mr. Fishman noted that the Company's two movie theater joint ventures had acquired eight multiplex theaters between April 2002 and December 2002, that an additional joint venture was organized in December 2002 to acquire a retail property and that the Company contributed its leasehold position in an industrial property to a joint venture in February 2002. As a result of these transactions, the Company's equity in earnings of unconsolidated joint ventures increased by 114% quarter versus quarter and 163% six months versus six months.



On the expense side, expenses increased by $409,000 (14.8%) quarter versus quarter and by $835,000 (15.3%) six months versus six months as a result of the Company's property acquisition activities (increased interest on borrowings under the credit line to facilitate purchases), the ownership of additional properties (increased depreciation, mortgage expense and real estate operating expenses) and an overall increase in the level of the Company's business activities. Mr. Fishman noted that three months versus three months there was a $112,000 (27.1%) increase in general and administrative expenses and six months versus six months there was a $291,000 (37.6%) increase in general and administrative expenses primarily due to an increase in payroll and payroll related expenses, primarily legal and accounting expenses allocated to the Company under a shared services agreement related to property acquisitions, mortgage financing activities, lease negotiations, consummation of the new credit facility and Sarbanes-Oxley compliance. He also noted that there was a $149,000 (481%) increase in real estate expenses three months versus three months and a $212,000 (331%) increase in real estate expenses six months versus six months due primarily to an increase in legal fees related to properties, as well as utilities and real estate taxes on two vacant properties, one of which was sold in May, 2003, amortization of a leasing commission and non-recurring landlord repairs.


One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained herein is forward looking. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K for the year ended December 31, 2002.

Contact: Simeon Brinberg
(516) 466-3100


                  ONE LIBERTY PROPERTIES, INC. (ASE: OLP; OLP Pr)
                  (Amounts in Thousands, Except Per Share Data)

                                                                         Three Months Ended          Six Months Ended
                                                                                June 30,                 June 30,
                                                                         ------------------         ------------------
                                                                         2003           2002         2003        2002
                                                                         ----           ----         ----        ----

Revenues                                                               $ 4,583        $ 3,814      $ 9,226     $ 7,484

Expenses                                                                 3,177          2,768        6,276       5,441
                                                                       -------        -------      -------     -------

Earnings before equity in earnings of unconsolidated
      joint ventures and gain on sale                                    1,406          1,046        2,950       2,043

Equity in earnings of unconsolidated joint ventures                        588            275        1,243         473

Gain on sale of real estate and available-for-sale
    securities                                                              14              6           14           8
                                                                       -------        -------      -------     -------

Net income                                                             $ 2,008        $ 1,327      $ 4,207     $ 2,524
                                                                       =======        =======      =======     =======

Calculation of net income applicable to common stockholders:
Net income                                                             $ 2,008        $ 1,327      $ 4,207     $ 2,524
Less: distributions on preferred stock                                     259            259          518         518
                                                                       -------        -------      -------     -------

Net income applicable to
   common stockholders                                                 $ 1,749        $ 1,068      $ 3,689     $ 2,006
                                                                       =======        =======      =======     =======

Net income per common share:
     Basic                                                             $   .31        $   .26      $   .65     $   .56
                                                                       =======        =======      =======     =======
     Diluted                                                           $   .31        $   .26      $   .65     $   .55
                                                                       =======        =======      =======     =======

Funds from operations applicable to
   common stockholders*                                                $ 2,708        $ 1,753      $ 5,599     $ 3,366
                                                                       =======        =======      =======     =======

Funds from operations per common share:
     Diluted                                                           $   .47        $   .42      $   .98     $   .93
                                                                       =======        =======      =======     =======

Weighted average number of common shares outstanding:
     Basic                                                               5,683          4,129        5,660       3,600
                                                                         =====          =====        =====       =====
     Diluted                                                             5,715          4,168        5,691       3,637
                                                                         =====          =====        =====       =====
-----------------------------------------------------------------------------------
   * Funds from operations applicable to common stockholders is summarized in the following table:

   Net income                                                          $ 2,008        $ 1,327     $  4,207     $ 2,524
   Add: depreciation of properties                                         781            639        1,553       1,282
   Add:  our share of depreciation in
      unconsolidated joint ventures                                        179             46          358          78
   Add: amortization of capitalized
      leasing expenses                                                      13              -           13           -
   Deduct: gain on sale of real estate                                     (14)             -          (14)          -
   Deduct: preferred distributions                                        (259)          (259)        (518)       (518)
                                                                          -----          -----        -----       -----

   Funds from operations applicable to
      to common stockholders                                           $ 2,708        $ 1,753     $  5,599     $ 3,366
                                                                       =======        =======     ========     =======

